UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
March 11, 2009 (March 5, 2009)

SPECTRUM BRANDS, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	001-13615	22-2423556
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Six Concourse Parkway, Suite 3300 Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

(770) 829-6200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 3, 2009, Spectrum Brands, Inc. (the "Company") announced that it and its United States subsidiaries (together with the Company, collectively, the "Debtors") filed voluntary petitions in the United States Bankruptcy Court for the Western District of Texas (the "Bankruptcy Court") seeking reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Cases").

On March 5, 2009, the Company received final approval from the Bankruptcy Court (the "Final DIP Financing Order") to access new financing pursuant to a $235 million senior secured debtor-in-possession revolving credit facility (the "DIP Facility") provided pursuant to a Ratification and Amendment Agreement, dated as of February 5, 2009 (the "Ratification and Amendment Agreement"), with Wachovia Bank, National Association, as administrative and collateral agent, and certain of the existing lenders under the Company's senior secured asset-based revolving loan facility, with a participating interest from certain holders of the Company's senior subordinated notes, representing, in the aggregate, approximately 70% of the face value of the Company's outstanding notes.  The Final DIP Financing Order, among other things, amends certain of the fee provisions of the Ratification and Amendment Agreement.  Pursuant to the amendments, under certain circumstances, the supplemental loan participants will be entitled to an exit fee of 2.0% to 4.0% of the principal amount of the supplemental loan under the DIP Facility that is permanently repaid or prepaid.  In addition, the Final DIP Financing Order places certain restrictions on the equity fee to be paid to the supplemental loan participants, including, among other things, that the equity fee may not dilute any equity that may be issued in the Bankruptcy Cases to holders of claims or interests other than the claims held by holders of the Company's senior subordinated notes.

The foregoing description of the Final DIP Financing Order is qualified in its entirety by the copy thereof being filed as Exhibit 99.1 hereto and which is incorporated by reference herein.  Except as modified by the Final DIP Financing Order, the terms of the Ratification and Amendment Agreement remain unchanged and in full force and effect.

Item 9.01         Financial Statements and Exhibits.

(d)      Exhibits

Exhibit No.	Description

99.1	Final DIP Financing Order, dated March 5, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2009	SPECTRUM BRANDS, INC.

	By:	/s/ Anthony L. Genito
		Name:	Anthony L. Genito
		Title:	Executive Vice President,
Chief Financial Officer and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Final DIP Financing Order, dated March 5, 2009